Exhibit 10.4

AMENDMENT NO. 5 AND INSTRUMENT OF BENEFIT FREEZE
TO THE NORTH AMERICAN COAL CORPORATION
SUPPLEMENTAL RETIREMENT BENEFIT PLAN
(As Amended and Restated effective September 1, 1994)

          WHEREAS, The North American Coal Corporation (the “Company”) amended and restated The North American Coal Corporation Supplemental Retirement Benefit Plan (the “Plan”) effective September 1, 1994 and has since amended the Plan; and

          WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”); and

          WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the “AJCA”) added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under the Plan after December 31, 2004; and

          WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of new Section 409A of the Code (collectively, the “AJCA Guidance”); and

          WHEREAS, the AJCA Guidance has not yet been issued; and

          WHEREAS, to the fullest extent permitted by Section 409A of the Code and the AJCA Guidance, the Company wants to protect the “grandfathered” status of the Supplemental Retirement Benefits that are accrued prior to January 1, 2005; and

          WHEREAS, due to the uncertainty regarding the affect of the AJCA on Supplemental Retirement Benefits under the Plan, the Company has decided to temporarily freeze all Supplemental Retirement Benefits as of December 31, 2004;

          NOW, THEREFORE, the Company hereby adopts this Amendment No. 5 to the Plan, which amendment is intended to (1) allow amounts deferred prior to January 1, 2005 to qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the Code (as specified in the Plan as in effect prior January 1, 2005); and (2) temporarily freeze the accrual of Supplemental Retirement Benefits hereunder as of December 31, 2004.

Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined and the provisions hereof shall be effective as of the close of business on December 31, 2004.

Section 1

          Article I of the Plan is hereby amended by the addition of the following new Section 1.6 at the end thereof to read as follows:

          “Section 1.6 American Jobs Creation Act (AJCA).

     (a) To the extent applicable, it is intended that the Plan (including all Amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by the AJCA, so as to prevent the inclusion in gross income of any amount of Supplemental Retirement Benefit accrued hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Participants. The Plan shall be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the “AJCA Guidance”). Any Plan provisions (including, without limitation, those added or amended by Amendment No. 5) that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

     (b) The Plan Administrator shall not take any action that would violate any provision of Section 409A of the Code. The Plan Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection with the AJCA Guidance to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder).

     (c) The effective date of Amendment No. 5 to the Plan is December 31, 2004. This Amendment temporarily freezes the Supplemental Retirement Benefits under the Plan effective as of December 31, 2004, with the intent being that the Company will rescind the freeze upon issuance of the AJCA Guidance. In furtherance of, but without limiting the foregoing, any Supplemental Retirement Benefit that is deemed to have been deferred prior to January 1, 2005 and that qualifies for “grandfathered status” under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005.”

Section 2

               The fourth sentence of Section 2.1(2)(B) of the Plan is hereby amended to read as follows:

“The change of a Beneficiary under the Plan may be made, and may be revoked, only by an instrument (in a form acceptable to the Company) signed by the Participant and filed with the Plan Administrator prior to the Participant’s death.”

Section 3

               Section 2.1(10) of the Plan is hereby amended in its entirety to read as follows:

               “(10) “Pension Plan” shall mean The NACCO Industries, Inc. Pension Plan for Salaried Employees (terminated November 30, 1986), or Part I of the Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries, which includes The NACCO Industries, Inc. Pension Plan for Salaried Employees which was merged into such plan on December 31, 1993) (“Plan 005”). Pension accruals under Plan 005 for employees of NACCO Industries, Inc. were generally frozen as of December 31, 1993 and pension accruals under Plan 005 for employees of all other Employers were generally frozen as of December 31, 2004; provided that such frozen benefits are increased by a specified percentage for each year (in accordance with the terms of Plan 005).”

Section 4

               Article III of the Plan is hereby amended by the addition of the following new Section 3.2C thereto, immediately following Section 3.2B, to read as follows:

     “Section 3.2C Benefit Freeze. Notwithstanding any provision of the Plan to the contrary, all Supplemental Retirement Benefits under the Plan shall be frozen as of December 31, 2004. In furtherance thereof, but without limiting the foregoing, a Participant shall not receive credit under this Plan for any service or compensation that is earned after December 31, 2004 (even if such service and compensation is taken into account for purposes of calculating the Actual Pension Plan Benefit). The Company intends that Supplemental Retirement Benefits that are accrued (and, only if required under the AJCA Guidance, vested) on or before December 31, 2004 will qualify for “grandfathered” status under the AJCA and will continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the Code.”

Section 5

               Section 4.1 of the Plan is hereby amended by the addition of the following new sentence at the end thereof to read as follows:

“Notwithstanding the foregoing, to the extent that the provisions of Amendment No. 7 to Plan 005 (i.e., the provision that fully vests all Participants in their Pension Plan benefits as of December 31, 2004) would otherwise be deemed a “material amendment” under the AJCA Guidance and cause Section 409A of the Code to apply to “grandfathered” benefits hereunder, such provisions of Amendment No. 7 to Plan 005 shall not be taken into account in determining a Participant’s vested interest in his Supplemental Retirement Plan Benefit hereunder.”

Section 6

               Section 5.2 of the Plan is hereby amended by adding the following new clause to the end thereof, to read as follows:

     “and provided further that this provision shall not apply to the extent it violates Code Section 409A.”

Section 7

               The first sentence of Section 5.4 of the Plan is hereby amended to read as follows:

“Any member of the Controlled Group that has adopted a Pension Plan may become an Employer hereunder with the written consent of the NACCO Industries, Inc. Benefits Committee (the “Benefits Committee”) if it executes an “Instrument of Adoption” evidencing its adoption of the Plan and files a copy thereof with the Company.”

Section 8

     Section 5.5(1) of the Plan is hereby amended in its entirety to read as follows:

     “(1) The Compensation Committee shall be responsible for the general administration of the Plan and for carrying out the provisions hereof and, for purposes of the Employee Retirement Income Security Act of 1974, as amended, the Company shall be the plan sponsor and the plan administrator. The Compensation Committee shall interpret where necessary, in its reasonable and good faith judgment, the provisions of the Plan and, except as otherwise provided in the Plan, shall determine the rights and status of Participants and Beneficiaries hereunder (including, without limitation, the amount of any Supplemental Retirement Benefit to which a Participant or Beneficiary may be entitled under the Plan); provided, however, that the Compensation Committee shall not take any action that violates Code Section 409A.”

Section 9

     Section 5.7 of the Plan is hereby amended in its entirety to read as follows:

     “Section 5.7 Claims Procedure.

     (1) Any Participant or Beneficiary who believes that he is entitled to receive a benefit under the Plan which he has not received may file with the Compensation Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such a claim. Such a claim must be signed by the claimant or his duly authorized representative (the “Claimant”).

     (2) Whenever the Compensation Committee denies (in whole or in part), a claim for benefits filed by a Claimant, the Compensation Committee shall transmit a written notice of such decision to the Claimant, within 90 days after such claim was filed (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the Claimant within the first 90 day period). Such notice shall be written in a manner calculated to be understood by the Claimant and shall state (a) the specific reason(s) for the denial of the claim, (b) specific reference(s) to pertinent provisions of the Plan on which the denial of the claim was based, (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan’s review procedures under Subsection (3) below and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

     (3) Within 60 days after the denial of his claim, the Claimant must request that the claim denial be reviewed by filing with the Compensation Committee a written request therefor. If such an appeal is not filed within this 60-day limit, the Claimant shall be deemed to have agreed with the Compensation Committee’s denial of the claim. If such an appeal is so filed within such 60 days, a named fiduciary designated by the Compensation Committee shall (a) conduct a full and fair review of such claim and (b) mail or deliver to the Claimant a written decision on the matter based on the facts and pertinent provisions of the Plan within a period of 60 days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. Such decision (a) shall be written in a manner calculated to be understood by the Claimant, (b) shall state the specific reason(s) for the decision, (c) shall make specific reference(s) to pertinent provisions of the Plan on which the decision is based and (d) shall, to the extent permitted by applicable law, be final and binding on all interested persons. During such full review, the Claimant shall be given an opportunity to review documents that are pertinent to the Claimant’s claim and to submit issues and comments in writing. In addition, the notice of adverse determination shall also include statements that (a) the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits and (b) a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.”

Section 10

          The first sentence of Section 6.1 of the Plan is hereby amended to read as follows:

“Subject to Section 6.3, the Company (with the approval or ratification of the Benefits Committee) does hereby reserve the right to amend, at any time, any or all of the provisions of the Plan for all Employers, without the consent of any other Employer or any Participant, Beneficiary or any other person.”

Section 11

          The first sentence of Section 6.2(1) of the Plan is hereby amended to read as follows:

“The Board of Directors of the Company (and/or the Compensation Committee thereof) does hereby reserve the right to terminate the Plan at any time for any or all Employers, without the consent of any other Employer or of any Participant, Beneficiary or any other person.”

Section 12

          Section 6.3(1) of the Plan is hereby amended by adding the following clause to the end thereof, to read as follows:

“provided, however, that such limitations shall not apply to the extent deemed necessary by the Company to comply with the requirements of Code Section 409A.”

Section 13

          The first sentence of Section 6.3(2) of the Plan is hereby amended by adding the following clause to the end thereof, read as follows:

     “; to the extent permitted by Code Section 409A.”

          EXECUTED this 28th day of December, 2004.

THE NORTH AMERICAN COAL CORPORATION

By:	/s/ Charles A. Bittenbender

Title: Assistant Secretary